UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): December 8, 2003

                                UNIT CORPORATION
               (Exact Name of Registrant as Specified in Charter)

        Delaware                     1-9260                   73-1283193
(State of Incorporation)        (Commission File            (IRS Employer
                                     Number)               Identification No.)

                             1000 Kensington Tower,
                                7130 South Lewis,
                              Tulsa, Oklahoma 74136

               (Address Of Principal Executive Offices) (Zip Code)

       Registrant's telephone number, including area code: (918) 493-7700

                                (Not Applicable)
          (Former Name Or Former Address, If Changed Since Last Report)




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ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS.

         (c) Exhibits.

             99.1 Press Release issued by Unit Corporation on December 8, 2003, announcing the completion of the acquisition of SerDrilco Incorporated and its subsidiary, Service Drilling Southwest LLC.

             99.2 Press Release issued by Unit Corporation on December 8, 2003, announcing the intent to offer 2 million shares of its common stock.

ITEM 9.    REGULATION FD DISCLOSURE.

     On December 8, 2003, Unit Corporation completed the acquisition of SerDrilco Incorporated and its subsidiary, Service Drilling Southwest LLC for $35 million. The terms of the acquisition include an earn-out provision allowing the sellers to obtain one-half of the cash flow in excess of $10 million for each of the next three years.

     Unit Corporation also announced on December 8, 2003 that it intends to offer 2 million shares of its common stock, subject to market conditions. This offering is being made pursuant to an effective shelf registration statement filed with the Securities and Exchange Commission. The Company also expects to grant the underwriters of the proposed offering a 30-day option to purchase up to 300,000 additional shares of common stock to cover any over-allotments. The net proceeds from the offering will be used to repay amounts borrowed under its bank facility to finance the SerDrilco acquisition. The offering is being led by Banc of America Securities LLC as the sole book-running manager. First Albany Capital is a co-lead manager on the transaction.




                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:    December 8, 2003
     ------------------------

                                UNIT CORPORATION

                                By: /s/ Mark E. Schell
                                ----------------------
                                Mark E. Schell
                                Senior Vice President




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



Exhibit Index
-------------

     Exhibit
       No.                               Description
     -------                             -----------

       99.1 Press Release issued by Unit Corporation on December December 8, 2003 announcing the completion of the acquisition of SerDrilco Incorporated and its Subsidiary Service Drilling Southwest LLC.

       99.2 Press Release, issued by Unit Corporation on December 8, 2003 announcing the intent to offer 2 million shares of its common stock.





































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